Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Completes Offering of $500,000,000 1.650% Notes Due 2024 and $750,000,000 3.125% Notes Due 2028

and Announces the Redemption of all of its 5.00% Senior Notes Due 2022

PHILADELPHIA, PA, October 12, 2021 – FS KKR Capital Corp. (“FSK”) today announced that it has completed its previously announced offering (the “Offering”) of $500,000,000 in aggregate principal amount of its 1.650% unsecured notes due 2024 (the “2024 Notes”) and $750,000,000 in aggregate principal amount of its 3.125% unsecured notes due 2028 (the “2028 Notes,” and together with the 2024 Notes, the “Notes”). BofA Securities, Inc., BMO Capital Markets Corp., KKR Capital Markets LLC, MUFG Securities Americas Inc., Truist Securities, Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA LLC are acting as joint book-running managers for this offering. RBC Capital Markets, LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Santander Investment Securities Inc. and SG Americas Securities, LLC are acting as joint lead managers for this offering. Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Compass Point Research & Trading, LLC, ICBC Standard Bank Plc, R. Seelaus & Co., LLC, Keefe, Bruyette & Woods, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for this offering.

On October 12, 2021, FSK issued a notice of redemption providing for the redemption of its 5.00% senior notes due 2022 (the “2022 Notes”) in full on November 11, 2021 (the “Redemption Date”) for 100% of the aggregate principal amount of the 2022 Notes, plus the accrued and unpaid interest through, but excluding, the Redemption Date (the “Redemption”). All of the 2022 Notes will be redeemed in connection with the Redemption.

FSK expects to use a portion of the net proceeds of the Offering to fund the Redemption, including the payment of all accrued interest and costs and expenses in connection with the Redemption. The remainder of the net proceeds from the Offering will be used to repay outstanding indebtedness under FSK’s financing arrangements.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

917-338-5074

Media Contact

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com